Exhibit 99.1

Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals to Present at 2009 Equities Conference

and Provides International Uracyst® Sales Update

London, Ontario February 9, 2009 – Stellar Pharmaceutical Inc. (OTCBB:SLXCF) a Canadian pharmaceutical developer and marketer of high quality, cost effective products for select health care markets, today announced that its senior executives will present at the 2009 Equities on the Strip Conference in Las Vegas.

The event will feature over 40 public and private companies and is being hosted by Nortia Capital Partners in partnership with Stocknewsnow.com.  The Conference will be held February 15th – 17th, 2009. It is expected to provide Stellar Pharmaceutical an opportunity to present and network with more than 500 investors, investment bankers and fund managers.

Stellar Pharmaceutical will be represented by the Company’s CEO, Peter Riehl and Arnold Tenney the Company’s Chairman, who will meet personally with investors.  Both look forward to the opportunity of informing investors about the progress Stellar has made over the past year and the exciting future that lies ahead.

For those who will not be attending the conference but would like more information on Stellar, please direct your request to the contact information below and we will send you a copy of our Company profile. Please include your name, your company, a telephone number or your e-mail address with your request.

International Uracyst® Sales Update

Stellar is pleased to report the release of its first shipment of 200 boxes of Uracyst® to EIP, Eczacibasi Ilac Pazarlama A.S. in Turkey. Additional orders are also currently being prepared for shipment to Galen, Vitaflo and EuroCept over the next couple of weeks.

Peter Riehl, Stellar’s President and Chief Executive Officer, stated, “This is an exciting time for Stellar as we start to see results from our global out-licensing strategy. These territories are quite large, covering a number of countries. With the current list of well established successful companies actively moving forward with this product, we are hopeful that the Company will see substantial growth in 2009.”

Stellar is currently in discussions with several other companies who have showed an interest in acquiring license agreements for the rights to distribute and sell the Company’s Uracyst® and NeoVisc® in their markets. The out-licensing of its products, Uracyst® and NeoVisc®, is an important component of Stellar’s overall global growth strategy. The Company expects that the agreements entered into in 2008 are only the first of a number of agreements to be entered into, for not only the important European market but other markets as well.

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology:  NeoVisc®, for the treatment of osteoarthritis; and Uracyst®, its patented technology for treatment of interstitial cystitis/painful bladder syndrome an inflammatory disease of the urinary bladder wall.  Stellar also has in-licensing agreement for the distribution and sale of NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

For More Information Please Contact:

Stellar Pharmaceuticals Inc.

Arnold Tenney

Peter Riehl

Or

(416) 587-3200

President & CEO

(800) 639-0643 or (519) 434-1540

e-mail    Corpinfo@StellarPharma.com